UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 3, 2010

DRI Corporation
(Exact Name of Registrant as Specified in Its Charter)

North Carolina	000-28539	56-1362926
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13760 Noel Road, Suite 830, Dallas, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)
Registrant's Telephone Number, Including Area Code (214) 378-8992

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

          On and effective November 3, 2010, Rob R. Taylor resigned his positions as Vice President and Chief Operating Officer of the Company’s North Carolina Operations to pursue other non-competitive career opportunities.  Mr. Taylor held those and other operational leadership positions during his five-year tenure with the Company.  The Board of Directors and executive management wish Mr. Taylor every success as he pursues other interests.

          On and effective November 3, 2010,  Lawrence A. Hagemann assumed the role of Chief Operating Officer of the Company’s North Carolina Operations, a position he held from August 2002 to December 2005.  He continues as the Company’s Vice President and Chief Technology Officer, positions he has held since December 2005.  Mr. Hagemann now reports directly to Oliver Wels, the Company’s President and Chief Operating Officer of Global Operations.

          Prior to assuming his most recent and continuing positions, Mr. Hagemann served in other key leadership roles during the course of his now 14-year tenure with the Company, the most notable of which was leading the start-up of the TwinVision® brand and operations that established the Company’s largest product revenue segment – electronic information display systems for public transit vehicles. A highly experienced engineer with an M.B.A., Mr. Hagemann possesses the unique combination of technical talent, business acumen, and more than 18 years’ transit-industry experience. Prior to joining the Company in July 1996, Mr. Hagemann served as: Vice President of ADDAX Sound Company, a privately held company in Illinois, from July 1995 to July 1996; Assistant to the President of Vapor-Mark IV in Illinois from April 1991 to December 1993; and Vice President of Sales and Marketing for Extel Corporation in Illinois, as well as a Director for both Excom Communications Limited in Slough, England, and Extel Overseas Limited in Hong Kong, from May 1973 to October 1990.  Mr. Hagemann, age 66, earned a bachelor’s degree in Electrical Engineering from the University of Detroit in 1967 and a master’s degree in Business Administration from Loyola University in Chicago in 1972.

           Mr. Hagemann’s employment agreement for his most recent and continuing positions has yet to be agreed upon, but it will be released when completed.

ITEM 7.01	Regulation FD Disclosure.

          On November 5, 2010, DRI Corporation announced that its executive management recently made personnel changes at the operational leadership level for its North Carolina Operations, which include its Digital Recorders, Inc. and TwinVision na, Inc. subsidiaries, located in the Research Triangle Park area near Durham, N.C.

          In the same press release, DRI Corporation announced Mr. Hagemann’s most recent and continuing positions with the Company and Mr. Taylor’s resignation from the Company.

          A copy of the Company's press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(a)      Exhibits.

          99.1      Press release dated November 5, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2010
DRI CORPORATION

	By:	/s/ Kathleen B. Oher
Kathleen B. Oher
Vice President, Chief Financial Officer, Secretary, and Treasurer